EX-10(15)

                      RISK MANAGEMENT ALLOCATION AGREEMENT


     AGREEMENT between The Promus Companies Incorporated, a Delaware corporation

("Promus"), to be known as Harrah's Entertainment, Inc. after the Distribution

(as hereinafter defined), and Promus Hotel Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of Promus ("PRH").

                                    RECITALS

     WHEREAS, subject to certain conditions, Promus intends to spin off its hotel business by distributing all of the outstanding shares of common stock of

PRH to the holders of Promus common stock (the "Distribution");

     WHEREAS, in connection with the Distribution, Promus and PRH have entered into a Distribution Agreement (the "Distribution Agreement") setting forth the principal corporate transactions required to effect the Distribution and setting forth the agreements that will govern certain matters following the

Distribution; and

     WHEREAS, pursuant to the aforesaid Distribution Agreement, Promus and PRH have agreed to enter into an agreement allocating responsibilities with respect to risk management matters pursuant to the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01. General.  As used in this Agreement, the following terms shall have the following meanings:

     Claim:  Any demand for payment with respect to an injury, loss, liability,

damage or expense arising out of insured or insurable occurrences or events under one or more of the Policies, the Excess Policies or Self Insurance

Programs, including any IBNR Losses for which a demand for payment is subsequently made.

     Claims Administration:  The processing of Claims including the reporting of

Claims to the insurance carrier, management and defense of Claims and providing for appropriate releases upon settlement of Claims.




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     Distribution Date:  The date determined by the Promus Board as the date on which the Distribution shall be effected.

     Excess Policies:  The insurance policies described in Section 3.03 of this

Agreement.

     IBNR Losses:  "Incurred but not reported" losses for which reserves are routinely established.

     Insurance Administration:  With respect to each Policy (including Self

Insurance Programs) and Excess Policy, the accounting for premiums,

retrospectively rated premiums, defense costs, adjuster's fees, indemnity payments, deductibles and retentions as appropriate under the terms and conditions of each of the Policies; and the reporting to excess insurance carriers of any losses or claims in accordance with Policy provisions, and the distribution of Insurance Proceeds as contemplated by this Agreement.

     Insurance Proceeds:  Those moneys (i) received by an insured from an insurance carrier or (ii) paid by an insurance carrier on behalf of the insured,

in either case net of any applicable premium adjustment, retrospectively-rated premium, deductible, retention, cost or reserve paid or held by or for the benefit of such insured.

     Policies:  Insurance policies and insurance contracts of any kind relating to the PRH Business or the Retained Business as conducted prior to the

Distribution Date, including without limitation primary and excess policies,

comprehensive general liability policies, automobile, aircraft and workers'

compensation insurance policies, state workers' compensation funds in Ohio and

Washington, and self-insurance and captive insurance company arrangements,

including any "fronted policies" with respect to Self Insurance Programs,

together with the rights, benefits and privileges thereunder.

     Post-Distribution Claims:  Claims asserted against the PRH Group or the

Promus Group with respect to any injury, loss, liability, damage or expense incurred after the Distribution Date.

     PRH Claims:  Claims arising in or in connection with the PRH Business.

     PRH Policies:  All Policies, current or past, which are owned by or on behalf of Promus or any of its Affiliates or predecessors, which relate to the

PRH Business but do not relate to the Casino Business, and which Policies are either maintained by PRH or assignable to PRH.

     PRH Reserve:  The reserve described in Section 3.01 of this Agreement.





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     Promus Claims:  Claims arising in or in connection with the Retained

Business.

     Self Insurance Programs:  Those self-insured programs administered by

Promus for the benefit of its employees, properties and operating businesses covering Claims arising prior to the Distribution Date, including without limitation prospective funding of (a) workers' compensation claims with the approval of state self-insurance departments, (b) claims within the deductible of an insurance policy (including property, workers' compensation, general liability, automobile liability policies), and (c) reinsurance of an insurance company insuring Promus for property, workers' compensation, general liability,

or automobile liability.

     Shared Policies:  All Policies, current or past, which are owned or maintained by or on behalf of Promus or any of its Subsidiaries or their respective predecessors which relate to both the Casino Business and the PRH

Business, and all other Policies not constituting PRH Policies or Retained

Policies.

     Section 1.02.  Other Terms.  Any capitalized terms used herein but not defined herein shall have the meaning set forth in the Distribution Agreement.


                                   ARTICLE II

                                THE DISTRIBUTION

     Section 2.01.  Effective Date.  This Agreement shall be effective on the

Distribution Date and shall expire five (5) years thereafter, unless sooner terminated as provided herein.

     Section 2.02.  Post-Distribution Claims.  Effective at 12:01 a.m. on the

day following the Distribution Date, Promus and PRH will have separate risk management programs for the negotiation and execution of insurance contracts,

risk identification and treatment, risk control, claims management, and risk retention and financing.  With the exception of Claims under the Excess

Policies, which will be handled as described in Section 3.03 of this Agreement,

Promus shall be solely responsible for the administration and payment of Post-

Distribution Claims relating to the Retained Business, and PRH shall be solely responsible for the administration and payment of Post-Distribution Claims relating to the PRH Business.

     Section 2.03.  Pre-Distribution Claims.  The PRH Liabilities as defined in the Distribution Agreement shall include any and all PRH Claims asserted



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against the PRH Group or the Promus Group and which were incurred or claimed to have been incurred on or prior to the Distribution Date.  The Retained

Liabilities as defined in the Distribution Agreement shall include any and all

Promus Claims asserted against the PRH Group or the Promus Group and which were incurred or claimed to have been incurred on or prior to the Distribution Date.


                                   ARTICLE III

                         INSURANCE POLICIES AND RESERVES

     Section 3.01.  Reserves.

     (a)       PRH shall be entitled to reserves recorded by Promus or its captive insurance company, Aster Insurance Ltd., with respect to the PRH Claims

(the "PRH Reserve") in accordance with the terms and conditions of this

Agreement.  The amount of the PRH Reserve shall be determined by allocating a portion of Promus's reserve for insured losses (including losses insured under

Self Insurance Programs) in the following manner:  As soon as is reasonably practicable after the Distribution Date, PRH Claims which were incurred or claimed to be incurred prior to the Distribution Date (including an estimate of

PRH Claims incurred but not reported) shall be valued by Becher + Carlson,

Promus's actuary, as of the Distribution Date.  The parties will instruct Becher

Carlson to value the PRH Claims using the same or similar methods used in previous valuations of the Claims and without regard to the value of the Promus

Claims.  PRH Claims shall be paid from the PRH Reserve in the manner provided in this Agreement.  Promus's liability for PRH Claims shall be limited to the amount of the PRH Reserve.

     (b)       Promus shall be entitled to any reserves established by Promus or any of its Subsidiaries with respect to the Retained Liabilities, or the benefit of reserves held by any insurance carrier with respect to the PRH Liabilities or the Retained Liabilities, subject to the rights of PRH to the PRH Reserve as provided herein.

     Section 3.02.  Insurance Policies and Rights Included Within the PRH

Assets.  The PRH Assets as defined in the Distribution Agreement shall include

(a) any and all rights of an insured party under each of the Shared Policies,

specifically including rights of indemnity and the right to be defended by or at the expense of the insurer, with respect to all injuries, losses, liabilities,

damages and expenses incurred or claimed to have been incurred on


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or prior to the Distribution Date by any party in or in connection with the conduct of the PRH Business or, to the extent any claim is made against PRH or any of its Subsidiaries, the Retained Business, and which injuries, losses,

liabilities, damages and expenses may arise out of insured or insurable occurrences or events under one or more of the Shared Policies; provided,

however, that nothing in this clause shall be deemed to constitute (or to reflect) the assignment of the Shared Policies, or any of them, to PRH and provided, further, that the foregoing shall not limit the generality of the definition of the PRH Assets set forth in Section 1.01 of the Distribution

Agreement or the effect of Section 2.02 thereof; and (b) the PRH Policies.

     Section 3.03.  Excess Liability Policies.

      (a)      After the Distribution, Promus shall provide continued coverage for PRH Claims under the following excess liability insurance policies (the

"Excess Policies") until the expiration of the Excess Policies on June 1, 1997,

or such later date as may be agreed by the parties:

     -         The X. L. Insurance Company Ltd. policy number UMB01565, with a limit of liability of $50 million per occurrence, $100 million annual aggregate,  and attaching at $100 million.

     -         The ACE Limited policy number PRMU750/4, with a limit of

               liability of $150 million and attaching at $150 million.

Forty-seven percent (47%) of the additional premiums, if any, for such coverage shall be reimbursed by PRH within 10 business days of the Distribution Date or any policy renewal date.

       (b)     In the event either party hereto makes a Claim which results in a reduction of the policy limits of one or both of the Excess Policies, the party making such Claim shall be required to reinstate the original policy limit of any affected Excess Policy at its sole cost, unless otherwise agreed by the other party.  Each party agrees to be reasonable if requested to waive the foregoing requirement, taking into account the remaining term of the affected

Excess Policy, the cost of reinstatement and the availability of alternative insurance coverage.

     Section 3.04.  Treatment of Claims Against PRH Reserve.

     (a) If any person, corporation, firm or entity shall assert a claim against

PRH or any PRH Subsidiary with respect to any injury, loss, liability, damage or expense incurred or claimed to have been incurred on or prior to the

Distribution Date in or in connection with the conduct of the PRH Business or,


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to the extent any claim is made against PRH or any of its Subsidiaries, the

Retained Business, and which injury, loss, liability, damage or expense may arise out of insured or insurable occurrences or events under a Self Insurance

Program or otherwise be chargeable to the PRH Reserve, PRH shall be entitled to payment of such Claim and related expenses from the PRH Reserve in the manner described in this Section 3.04.  Promus shall make available an imprest bank account for use by PRH or its agent (including, without limitation, its third party administrator) in paying PRH Claims.  PRH or its agent shall submit documentation to Promus on a monthly basis detailing payments made from the imprest bank account during the preceding month for PRH Claims and requesting replenishment of the account in like amount.  The requests for replenishment shall be accompanied by reasonable supporting documentation.  Promus shall replenish the imprest bank account in accordance with procedures and requirements contained in existing contractual arrangements among Promus,

Promus's third party administrator (which is also PRH's third party administrator) and Old Republic Insurance Company, or in such other manner as the parties may from time to time agree.  The amount of the PRH Reserve shall be reduced by the amount of any payment made by Promus of the PRH Claims, whether by funding the imprest bank account or otherwise. The obligation of Promus to fund the imprest bank account or to otherwise pay PRH Claims at any time shall be limited to the balance remaining in the PRH Reserve after reductions to such reserve as provided herein.

     (b)  Upon the expiration or earlier termination of this Agreement, Promus will pay to PRH the cash equivalent of the balance, if any, then remaining in the PRH Reserve.

     Section 3.05.  Treatment of Claims Under the Shared Polices and the Excess

Policies.   If any person, corporation, firm or entity shall assert a claim against PRH or any PRH Subsidiary with respect to any injury, loss, liability,

damage or expense incurred or claimed to have been incurred on or prior to the

Distribution Date in or in connection with the conduct of the PRH Business or,

to the extent any claim is made against PRH or any of its Subsidiaries, the

Retained Business, and which injury, loss, liability, damage or expense may arise out of insured or insurable occurrences or events under one or more of the

Shared Policies or the Excess Policies, Promus shall at the time such claim is asserted be deemed to assign, without need of further documentation, to PRH any and all rights of an insured party under the applicable Shared Policy or Excess

Policy with respect to such asserted claim,

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specifically including rights of indemnity and the right to be defended by or at the expense of the insurer; provided, however, that nothing in this sentence shall be deemed to constitute (or to reflect) the assignment of the Shared

Policies or the Excess Policies, or any of them, to PRH.


                                   ARTICLE IV

                                 ADMINISTRATION

     Section 4.01.  Administration.  Notwithstanding the provisions of Article

III of the Distribution Agreement, but subject to any contrary provisions of this Agreement, from and after the Distribution Date:  (a) Promus shall be responsible for (i) the Insurance Administration of the Shared Policies and the

Excess Policies and (ii) Claims Administration with respect to the Promus

Claims; provided, that the administration of the Shared Policies and the Excess

Policies by Promus is in no way intended to limit, inhibit, or preclude any right to insurance coverage for any Claim of a named insured under the Shared

Policies and the Excess Policies, including but not limited to PRH and any of its operations, subsidiaries and Affiliates; and (b) PRH shall be responsible for (i) the Insurance Administration of the PRH Policies, and (ii) Claims

Administration with respect to the PRH Claims.

     Section 4.02  Insurance Premiums. Except as otherwise provided in this

Agreement, (a) PRH shall pay that portion of the premiums (retrospectively-rated or otherwise) with respect to Shared Policies and the Excess Policies as are attributable to the PRH Liabilities, and (b) Promus shall pay that portion of the premiums (retrospectively-rated or otherwise) with respect to Shared

Policies and the Excess Policies as are attributable to the PRH Liabilities.

Each party shall have the right but not the obligation to pay the entire premium required under the terms and conditions of any of the respective Policies to the extent the other party does not pay its proportionate share thereof and to be reimbursed by the non-paying party for the portion of the premium attributable to the Liabilities of such party.

     Section 4.03  Allocation of Insurance Proceeds.  Insurance Proceeds

received with respect to claims, costs and expenses under the Policies shall be paid to PRH with respect to the PRH Liabilities and to Promus with respect to the Retained Liabilities.  Payment of the allocable portions of indemnity costs of Insurance Proceeds resulting from the liability policies will be made to the appropriate party upon receipt from the insurance carrier.  In the event that the aggregate limits on any Shared Policies or Excess Policies are


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exceeded, the parties agree to provide an equitable allocation of Insurance

Proceeds received after the Distribution Date based upon their respective bona fide claims.  The parties agree to use their best efforts to cooperate with respect to insurance matters.

     Section 4.04.  Agreement for Waiver of Conflict and Shared Defense.  In the

event that Claims of both PRH and Promus exist relating to the same occurrence,

PRH and Promus agree to jointly defend and to waive any conflict of interest necessary to the conduct of that joint defense.  Nothing in this paragraph shall be construed to limit or otherwise alter in any way the indemnity obligations of the parties to this Agreement, including those created by this Agreement, the

Distribution Agreement, by operation of law or otherwise.

     Section 4.05.  Surety Bonds and Letters of Credit.  Promus or its

Subsidiaries have posted surety bonds to secure obligations for self-insured workers' compensation losses as required by various state insurance departments

(the "Surety Bonds") and the letters of credit to insurance companies that front

Promus's workers' compensation, general and automobile liability insurance

("LOCs").  PRH shall replace all Surety Bonds and LOC's relating to the PRH

Business within three (3) months after the Distribution Date.  Promus shall keep any such Surety Bonds and LOCs in place after the Distribution to secure obligations relating to periods preceding the Distribution Date until their replacement by PRH or until three (3) months after the Distribution Date,

whichever first occurs, provided, that PRH shall be responsible for payment of all obligations secured by the Surety Bonds and LOCs constituting PRH

Liabilities (and shall reimburse Promus for any payment made directly by Promus with respect to such PRH Liabilities), and Promus shall be responsible for all such obligations constituting Retained Liabilities (and shall reimburse PRH for any payments made directly by PRH on behalf of such Retained Liabilities),

consistent with the allocations of PRH Liabilities and Retained Liabilities set forth in the Distribution Agreement.  PRH will be responsible for the cost of any Surety Bonds and LOCs outstanding after the Distribution Date that relate to the PRH Business.

     Section 4.06.  Expenses.   Except as otherwise provided herein, each party

will bear the cost of its performance of this Agreement.  In the event that

Promus should incur any material cost or expense in connection with the PRH

Claims or any of them or as a result of providing services hereunder relating to the PRH Claims, which cost or expense was not contemplated at the


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time this Agreement was executed, PRH agrees to reimburse Promus for the reasonable amount of such cost or expense upon presentation of appropriate supporting documentation.  Promus and PRH each agree to negotiate in good faith to resolve any disagreement concerning whether a cost or expense is reimbursable under this Section 4.06 or whether the amount thereof is reasonable.

     Section 4.07.  Third Party Administrator.  PRH has retained Alexsis, Inc.

to serve as its third party administrator with respect to the PRH Claims and the

Post-Distribution Claims relating to the PRH Business.  PRH agrees not to change third party administrators without the prior written consent of Promus, which consent shall not be unreasonably withheld.


                                    ARTICLE V

                                 INDEMNIFICATION

     Section 5.01.  Indemnification of Promus.  Except as otherwise expressly set forth herein, Promus shall indemnify, defend and hold harmless PRH and each of the PRH Subsidiaries, and each of their respective directors, officers,

employees, agents and Affiliates and each of the heirs, executors, successors and assigns of any of the foregoing (the "PRH Indemnitees") from and against the

Promus Claims and any and all losses, Liabilities and damages, including,

without limitation, the costs and expenses of any and all Actions, threatened

Actions, demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened Actions ("Indemnifiable Losses") of the PRH Indemnitees arising out of or due to the failure or alleged failure of Promus or any of its Affiliates to pay, perform or otherwise discharge in due course any of the Promus Claims.

     Section 5.02. Indemnification by PRH.  Except as otherwise expressly set forth herein, PRH shall indemnify, defend and hold harmless Promus and each of the Retained Subsidiaries, and each of their directors, officers, employees,

agents and Affiliates and each of the heirs, executors, successors and assigns of any of the foregoing (the "Promus Indemnitees") from and against the PRH

Claims and any and all losses, Liabilities, damages, including, without limitation, the costs and expenses of any and all Actions, threatened Actions,

demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all expenses whatsoever reasonably incurred in

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investigation, preparing or defending against any such Actions or threatened

Actions ("Indemnifiable Losses") of the Promus Indemnitees arising out of or due to the failure or alleged failure of PRH or any of its Affiliates to pay,

perform or otherwise discharge in due course any of the PRH Claims.

     Section 5.03.  Insurance Proceeds.  The amount which any party (an

"Indemnifying Party") is or may be required to pay to any other Person (an

"Indemnitee") pursuant to Section 5.01 or Section 5.02 shall be reduced

(including, without limitation, retroactively) by any Insurance Proceeds or other amounts actually recovered by or on behalf of such Indemnitee in reduction of the related Indemnifiable Loss.  If an Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of an

Indemnifiable Loss and shall subsequently actually receive Insurance Proceeds,

or other amounts in respect of such Indemnifiable Loss as specified above, then such Indemnitee shall pay to such Indemnifying Party a sum equal to the amount of such Insurance Proceeds or other amounts actually received.

     Section 5.04.  Procedure for Indemnification.  The procedure for indemnification under this Agreement shall be the same as that set forth in the

Distribution Agreement.


                                   ARTICLE VI

                                     DEFAULT

     Section 6.01.  Events of Default.  It shall be an Event of Default hereunder if either party:

     (a)  fails to perform any covenant, warranty or agreement under this

Agreement, and such breach continues for more than 30 days after receipt of written notice thereof; or

     (b) (i) either party generally fails to pay its debts as they become due;

(ii) either party becomes insolvent or makes an assignment for the benefit of creditors; (iii) a receiver, trust conservator or liquidator of either party, or of all or any substantial part of its assets, is appointed with or without the application or consent of the other party and is not contested or, if contested,

not dismissed with 90 days; or (iv) a petition is filed by or against either party requesting the entry of an order for relief under the Bankruptcy Code or any amendment thereto, or under any other state





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or federal insolvency law or laws providing for the relief of debtors and is acquiesced to or, if contested, is not dismissed within 90 days.

     Section 6.02.  Remedies.

     (a) If any Event of Default shall occur with respect to Promus, PRH shall have the right, in addition to all other rights and remedies available to it, to terminate this Agreement with respect to future rights and obligations without any liability to PRH for such termination, and Promus shall pay to PRH the then-

remaining balance in the PRH Reserve.

     (b)  If any Event of Default shall occur with respect to PRH, Promus shall have the right, in addition to all other rights and remedies available to it, to terminate this Agreement with respect to future rights and obligations without any liability to Promus for such termination, except for the obligation of

Promus to pay to PRH the then-remaining balance in the PRH Reserve as provided in Section 3.04(b) of this Agreement.

     (c)       Neither party shall be liable to the other for consequential damages.

     (d)       Except as expressly set forth herein, nothing shall limit the rights and remedies of the parties hereto at law or in equity.


                                   ARTICLE VII

                                  MISCELLANEOUS

     Section 7.01.  Relationship of Parties.  Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

     Section 7.02.  Access to Information; Cooperation.  Promus and PRH and

their authorized agents will be given reasonable access to and may take copies of all information relating to the subjects of this Agreement (to the extent permitted by federal and state confidentiality laws) in the custody of the other party, including any agent, contractor, subcontractor, agent or any other person or entity under the contract of such party, including the risk management information system ("RMIS"), claims management system of any third party administrator. and any other information relating to PRH Claims.  The parties will cooperate with each other to minimize the disruption caused by any such access and providing of information.


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     Section 7.03.  Arbitration of Disputes.

     (a)  Any controversy or claim arising out of this Agreement, or any breach of this Agreement, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association then in effect, as modified by this

Section 7.03 or by the further agreement of the parties.

     (b)       Such arbitration shall be conducted in Memphis, Tennessee.

     (c)       Any judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  The arbitrators shall not,

under any circumstances, have any authority to award punitive, exemplary or similar damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement.

     (d)       Nothing contained in this Section 7.03 shall limit or restrict in any way the right or power of a party at any time to seek injunctive relief in any court and to litigate the issues relevant to such request for injunctive relief before such court (i) to restrain the other party from breaching this

Agreement or (ii) for specific enforcement of this Section 7.03.  The parties agree that any legal remedy available to a party with respect to a breach of this Section 7.03 will not be adequate and that, in addition to all other legal remedies, each party is entitled to an order specifically enforcing this Section

7.03.

     (e)       The parties hereby consent to the jurisdiction of the federal courts located in Memphis, Tennessee for all purposes.

     (f)       Neither party nor the arbitrators may disclose the existence or results of any arbitration under this Agreement or any evidence presented during the course of the arbitration without the prior written consent of both parties,

except as required to fulfill applicable disclosure and reporting obligations,

or as otherwise required by law.

     (g)       Each party shall bear its own costs incurred in the arbitration.

If either party refuses to submit to arbitration any dispute required to be submitted to arbitration pursuant to this Section 7.03, and instead commences any other proceeding, including, without limitation, litigation, then the party who seeks enforcement of the obligation to arbitrate shall be entitled to its attorneys' fees and costs incurred in any such proceeding.

     Section 7.04.  Assignment.  Neither party shall, without the prior written consent of the other, have the right to assign any rights or delegate any obligations under this Agreement.



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     Section 7.05.  Parties Bound.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.  Nothing herein, expressed or implied, shall be construed to give any other person any legal or equitable rights hereunder.

     Section 7.06.  Notices.  All notices, consents, approvals and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given when delivered personally or by overnight courier or three days after being mailed by registered or certified mail (postage prepaid, return receipt requested) to the named representatives of the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

     (a)       if to Promus

                      Harrah's Entertainment, Inc.
                      1023 Cherry Road
                      Memphis, Tennessee 38117
                      Attention:  Corporate Secretary

     (b)       if to PRH

                      Promus Hotel Corporation
                      6800 Poplar Avenue, Suite 200
                      Memphis, Tennessee 38138
                      Attention:  Corporate Secretary


     Section 7.07.  Further Action.  PRH and Promus each shall cooperate in good faith and take such steps and execute such papers as may be reasonably requested by the other party to implement the terms and provisions of this Agreement.

     Section 7.08.  Waiver.  PRH and Promus each agree that the waiver of any default under any term or condition of this Agreement shall not constitute a waiver of any subsequent default or nullify the effectiveness of that term or condition.

     Section 7.09.  Governing Law.  All controversies and disputes arising out of or under this Agreement shall be determined pursuant to the laws of the State of Tennessee.

     Section 7.10.  Entire Agreement.  This Agreement and the Distribution

Agreement constitute the entire understanding between the parties hereto, and supersede all prior written or oral communications, relating to the subject matter covered by said agreements.  No amendment, modification, extension or


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failure to enforce any condition of this Agreement by either party shall be deemed a waiver of any of its rights herein.  This Agreement shall not be amended except by a writing executed by the parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of this

30th day of June, 1995.


                              THE PROMUS COMPANIES INCORPORATED,
                              a Delaware corporation


                              By:    CHARLES A. LEDSINGER, JR.
                                  ------------------------------
                              Name:    Charles A. Ledsinger, Jr.
                              Title:   Senior Vice President


                              PROMUS HOTEL CORPORATION, a
                              Delaware corporation


                              By:    DONALD H. DEMPSEY
                                  ------------------------------
                              Name:    Donald H. Dempsey
                              Title:   SVP-CFO






























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